Exhibit 99.1

CAROLINA BANK HOLDINGS, INC.

TROUBLED ASSET RELIEF PROGRAM

CAPITAL PURCHASE PROGRAM CLAWBACK POLICY

This Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) Clawback Policy (this “Policy”), adopted by Carolina Bank Holdings, Inc.’s (the “Company”) Board of Directors (the “Board”) as of DECEMBER 28, 2009, has been established as part of the Company’s participation in the United States Treasury Department’s (the “Treasury Department”) TARP CPP. This Policy is intended to comply with Section 111(b)(3)(B) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009, and the Interim Final Rule adopted thereunder by the Department of the Treasury, 31 C.F.R. Part 30 (any such guidance or regulations being referred to hereinafter as the “CPP Guidance”).

For the duration of the period that the Treasury Department holds any equity or debt position in the Company acquired under the CPP (the “CPP Period”), any bonus, incentive compensation, and retention payments made to any of the Company’s (i) “Senior Executive Officers” (as defined within the meaning set forth in the CPP Guidance), (ii) the next 25 “Most Highly Compensated Employees” (as defined within the meaning set forth in the CPP Guidance), (iii) newly hired employees that may likely fall within the next 25 Most Highly Compensated Employees upon working a full year with the Company or any subsidiary or affiliate, and (iv) additional branch managers, commercial lenders, and investment services personnel that are not included in items (i) through (iii) described above (collectively, the “Affected Employees”) are subject to recovery or “clawback” by the Company if the payments are based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria.

For this purpose, a financial statement or performance metric criteria shall be treated as materially inaccurate with respect to any employee who knowingly engages in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to the financial statements or performance metrics. With respect to performance criteria, the inaccurate measurement of the performance or inaccurate application of the performance to the performance criteria is material when the actual performance or accurate application of the actual performance to the performance criteria is materially different from the performance required under the performance criteria or the inaccurate application of the actual performance to the performance criteria.

This Policy will be administered by the Board’s Compensation Committee (the “Committee”), unless otherwise determined by the Board, in accordance with the following:

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Notwithstanding anything in any policy, plan, program, agreement, or arrangement of the Company or any of its affiliates to the contrary, all determinations, actions, and interpretations made pursuant to this Policy shall be made in accordance with the CPP Guidance.

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If the Committee determines, in its sole and absolute discretion, that an Affected Employee received a bonus, incentive compensation, or retention payment that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria used in determining or setting such compensation, then the Committee shall determine the amount of any compensation that was paid as a result of such materially inaccurate financial statements and/or performance metric criteria (the “Overpayment Amount”). The Committee shall, promptly after making such determination, send such Affected Employee a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount and the terms for prompt repayment to the Company thereof. Notwithstanding the above, no Recovery Notice is required if the Committee determines that exercising the Company’s clawback right is unreasonable or if the expense of recovering the Overpayment Amount exceeds the actual Overpayment Amount.

The Committee shall have the authority to establish rules and procedures for administering this Policy, all of which shall comply with the requirements of the CPP Guidance. The Board shall have the authority to amend or terminate this Policy to the extent necessary to comply with the requirements of the CPP Guidance. This Policy shall remain in effect beyond the CPP Period as to any bonus, retention award, or incentive compensation paid to or accrued during the CPP Period if such bonus, retention award, or incentive compensation is later determined to have been based on materially inaccurate financial statements or performance metric criteria.